Exhibit (a)(5)(S)

Dassault Systèmes has updated its website at www.3ds.com/investors/acquisition-announcement/.  The updated website includes the information filed herewith.

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INVESTORS > ACQUISITION ANNOUNCEMENT

Important Information

On February 13, 2014, Dassault Systèmes filed with the SEC a tender offer statement on Schedule TO regarding the tender offer described on this website. The stockholders of Accelrys, Inc. ("Accelrys") are strongly advised to read the tender offer statement (as updated and amended) filed by Dassault Systèmes because it contains important information that Accelrys' stockholders should consider before tendering their shares. The tender offer statement and other documents filed by Dassault Systèmes and Accelrys with the SEC are available for free at the SEC's website (http://www.sec.gov) and may be obtained at no charge by directing a request by mail to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York, 10022 or by calling (888) 750-5834.

Signing of a definitive merger agreement to acquire Accelrys Inc.

Dassault Systèmes and Accelrys to Join Forces

January 30, 2014 - Dassault Systèmes and Accelrys to Join Forces

Dassault Systèmes and Accelrys hosted a conference call at 7am (Pacific Time) - 10 am (Eastern Time) - 3pm London Time - 4pm Paris Time.

January 30, 2014 press release is available by clicking here

Access to Tender Offer dedicated page : click here

January 30, 2014 conference call, click here

January 30, 2014 Conference call text, click here

Conference call replay, until March 15, 2014 :

- for Europe : +44 (0) 1452 550 000
- for USA : +1 866 247 4222

access code : 52368363

For more details, please, click here

ACCESS TO TENDER OFFER DEDICATED PAGE

Investor Relations

François-José Bordonado
Michele Katz
Béatrix Martinez
Catherine Quelven
Phone: +33 1 61 62 69 24
Fax: +33 1 70 73 43 59
Email: investors(at)3ds.com

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